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                                                                    Exhibit 23.3

                      Consent of Independent Accountants



The Board of Directors
Sohu.com Inc.


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 2, 2000 relating to the financial statements and financial statement schedules of Sohu.com Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Beijing, China
Date: July 5, 2000